Cloudflare Announces Third Quarter 2023 Financial Results

•Third quarter revenue totaled $335.6 million, representing an increase of 32% year-over-year
•GAAP loss from operations of $39.2 million, or 12% of revenue, and non-GAAP income from operations of $42.5 million, or 13% of revenue
•Achieved operating cash flow of $68.1 million, or 20% of revenue, and free cash flow of $34.9 million, or 10% of revenue
San Francisco, CA, November 2, 2023 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its third quarter ended September 30, 2023.

“We delivered another strong quarter, growing revenue by 32% year-over-year to $335.6 million and delivering our fifth consecutive quarter of record operating profitability,” said Matthew Prince, co-founder & CEO of Cloudflare. “In our third quarter, we relentlessly innovated and accelerated our efforts in AI, announcing the most complete platform to deploy fast, secure, compliant AI inference at scale with Workers AI—along with several partnerships and collaborations with the who’s who of AI. We believe inference is the biggest opportunity in AI, and inference tasks will largely be run on end devices and on connectivity clouds like Cloudflare. By the end of 2024, we expect to have inference-optimized GPUs running in nearly every location where Cloudflare operates worldwide—within milliseconds of every Internet user.”

Third Quarter Fiscal 2023 Financial Highlights

•Revenue: Total revenue of $335.6 million, representing an increase of 32% year-over-year.
•Gross Profit: GAAP gross profit was $257.5 million, or 76.7% gross margin, compared to $191.9 million, or 75.6%, in the third quarter of 2022. Non-GAAP gross profit was $264.2 million, or 78.7% gross margin, compared to $198.4 million, or 78.1%, in the third quarter of 2022.
•Operating Income (Loss): GAAP loss from operations was $39.2 million, or 11.7% of revenue, compared to $45.9 million, or 18.1% of revenue, in the third quarter of 2022. Non-GAAP income from operations was $42.5 million, or 12.7% of revenue, compared to $14.8 million, or 5.8% of revenue, in the third quarter of 2022.
•Net Income (Loss): GAAP net loss was $23.5 million, compared to $42.5 million in the third quarter of 2022. GAAP net loss per basic and diluted share was $0.07, compared to $0.13 in the third quarter of 2022. Non-GAAP net income was $55.3 million, compared to $19.1 million in the third quarter of 2022. Non-GAAP net income per diluted share was $0.16, compared to $0.06 in the third quarter of 2022.
•Cash Flow: Net cash flow from operating activities was $68.1 million, compared to $42.7 million for the third quarter of 2022. Free cash flow was $34.9 million, or 10% of revenue, compared to negative $4.6 million, or 2% of revenue, in the third quarter of 2022.
•Cash, cash equivalents, and available-for-sale securities were $1,574.3 million as of September 30, 2023.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the fourth quarter of fiscal 2023, we expect:

•Total revenue of $352.0 to $353.0 million
•Non-GAAP income from operations of $28.0 to $29.0 million
•Non-GAAP net income per share of $0.12, utilizing weighted average common shares outstanding of approximately 354 million

For the full year fiscal 2023, we expect:

•Total revenue of $1,286.0 to $1,287.0 million
•Non-GAAP income from operations of $110.0 to $111.0 million
•Non-GAAP net income per share of $0.45 to $0.46, utilizing weighted average common shares outstanding of approximately 350 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its third quarter ended September 30, 2023 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (877) 400-4517 from the United States or (332) 251-2620 internationally with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, Twitter account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net income (loss) from operations and non-GAAP net income (loss) per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions, such as inflation, changes in interest rates, actual or potential bank failures and recessionary concerns, on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of the Hamas-Israel and Russia-Ukraine conflicts and other areas of geopolitical tension around the world; our history of net losses; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments, including advancements in AI, in the market; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on August 3, 2023, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$335,603	$253,857	$934,272	$700,541
Cost of revenue(1)(2)	78,069	61,967	223,722	164,822
Gross profit	257,534	191,890	710,550	535,719
Operating expenses:
Sales and marketing(1)(2)(3)	150,214	116,033	433,903	333,712
Research and development(1)(3)	90,593	76,432	261,742	218,600
General and administrative(1)	55,939	45,372	157,561	133,919
Total operating expenses	296,746	237,837	853,206	686,231
Loss from operations	(39,212)	(45,947)	(142,656)	(150,512)
Non-operating income (expense):
Interest income	17,954	3,852	47,977	6,554
Interest expense(4)	(1,138)	(1,512)	(4,803)	(4,109)
Loss on extinguishment of debt	—	—	(50,300)	—
Other income (expense), net	115	2,433	(2,269)	2,179
Total non-operating income (expense), net	16,931	4,773	(9,395)	4,624
Loss before income taxes	(22,281)	(41,174)	(152,051)	(145,888)
Provision for income taxes	1,254	1,372	4,033	1,576
Net loss	$(23,535)	$(42,546)	$(156,084)	$(147,464)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.13)	$(0.47)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	334,666	326,590	332,600	325,457
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$2,367	$2,157	$6,296	$5,481
Sales and marketing	20,674	11,919	57,276	35,205
Research and development	36,353	30,049	103,142	82,001
General and administrative	17,463	11,763	43,482	32,455
Total stock-based compensation and related employer payroll taxes	$76,857	$55,888	$210,196	$155,142
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$4,313	$4,314	$12,938	$9,133
Sales and marketing	575	575	1,725	1,150
Total amortization of acquired intangible assets	$4,888	$4,889	$14,663	$10,283
(3) Includes acquisition-related and other expenses as follows:

Sales and marketing	$—	$—	$—	$265
Research and development	—	—	—	3,682
Total acquisition-related and other expenses	$—	$—	$—	$3,947
(4) Includes amortization of debt issuance costs as follows:

Interest expense	$1,059	$1,165	$3,529	$3,497
Total amortization of debt issuance costs	$1,059	$1,165	$3,529	$3,497

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$94,143	$204,178
Available-for-sale securities	1,480,162	1,445,759
Accounts receivable, net	199,468	148,544
Contract assets	11,689	8,292
Restricted cash short-term	1,612	10,555
Prepaid expenses and other current assets	70,929	70,556
Total current assets	1,858,003	1,887,884
Property and equipment, net	309,815	286,600
Goodwill	148,047	148,047
Acquired intangible assets, net	17,821	32,483
Operating lease right-of-use assets	126,407	132,360
Deferred contract acquisition costs, noncurrent	115,154	93,145
Restricted cash	1,885	471
Other noncurrent assets	12,778	6,918
Total assets	$2,589,910	$2,587,908
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,590	$35,607
Accrued expenses and other current liabilities	55,685	66,425
Accrued compensation	52,190	42,014
Operating lease liabilities	35,076	33,275
Liability for early exercise of unvested stock options	134	1,902
Deferred revenue	294,100	218,647
Total current liabilities	477,775	397,870
Convertible senior notes, net	1,282,372	1,436,192
Operating lease liabilities, noncurrent	101,673	107,624
Deferred revenue, noncurrent	17,354	11,732
Other noncurrent liabilities	11,479	10,526
Total liabilities	1,890,653	1,963,944

Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of September 30, 2023 and December 31, 2022; 295,639 and 286,561 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	295	286
Class B common stock; $0.001 par value; 315,000 shares authorized as of September 30, 2023 and December 31, 2022; 40,027 and 43,525 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	40	42
Additional paid-in capital	1,699,045	1,475,423
Accumulated deficit	(995,975)	(839,891)
Accumulated other comprehensive loss	(4,148)	(11,896)
Total stockholders’ equity	699,257	623,964
Total liabilities and stockholders’ equity	$2,589,910	$2,587,908

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(156,084)	$(147,464)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	99,640	72,702
Non-cash operating lease costs	32,899	26,954
Amortization of deferred contract acquisition costs	44,757	32,019
Stock-based compensation expense	199,565	142,545
Amortization of debt issuance costs	3,529	3,497
Net accretion of discounts and amortization of premiums on available-for-sale securities	(31,039)	3,666
Deferred income taxes	(588)	(1,603)
Provision for bad debt	9,527	3,140
Loss on extinguishment of debt	50,300	—
Other	713	575
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(60,451)	(32,831)
Contract assets	(3,397)	(1,132)
Deferred contract acquisition costs	(66,766)	(48,981)
Prepaid expenses and other current assets	(17,115)	(7,367)
Other noncurrent assets	(1,189)	1,398
Accounts payable	5,252	685
Accrued expenses and other current liabilities	8,378	(23,643)
Operating lease liabilities	(31,096)	(31,271)
Deferred revenue	81,075	51,909
Other noncurrent liabilities	1,055	674
Net cash provided by operating activities	168,965	45,472
Cash Flows From Investing Activities
Purchases of property and equipment	(83,580)	(103,461)
Capitalized internal-use software	(16,637)	(15,440)
Cash paid for acquisitions, net of cash acquired	—	(88,187)
Purchases of available-for-sale securities	(1,293,014)	(755,097)
Sales of available-for-sale securities	20,248	—
Maturities of available-for-sale securities	1,288,364	746,420
Other investing activities	65	25
Net cash used in investing activities	(84,554)	(215,740)
Cash Flows From Financing Activities
Repayments of convertible senior notes	(207,649)	(16,571)
Proceeds from the exercise of stock options	11,384	8,130
Proceeds from the early exercise of stock options	—	62
Repurchases of unvested common stock	(34)	(3)
Proceeds from the issuance of common stock for employee stock purchase plan	10,450	8,687
Payment of tax withholding obligation on RSU settlement	(5,643)	(1,977)
Payment of indemnity holdback	(10,483)	—
Net cash used in financing activities	(201,975)	(1,672)
Net decrease in cash, cash equivalents, and restricted cash	(117,564)	(171,940)
Cash, cash equivalents, and restricted cash, beginning of period	215,204	320,958
Cash, cash equivalents, and restricted cash, end of period	$97,640	$149,018

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of cost of revenue:
GAAP cost of revenue	$78,069	$61,967	$223,722	$164,822
Less: Stock-based compensation and related employer payroll taxes	(2,367)	(2,157)	(6,296)	(5,481)
Less: Amortization of acquired intangible assets	(4,313)	(4,314)	(12,938)	(9,133)
Non-GAAP cost of revenue	$71,389	$55,496	$204,488	$150,208
Reconciliation of gross profit:
GAAP gross profit	$257,534	$191,890	$710,550	$535,719
Add: Stock-based compensation and related employer payroll taxes	2,367	2,157	6,296	5,481
Add: Amortization of acquired intangible assets	4,313	4,314	12,938	9,133
Non-GAAP gross profit	$264,214	$198,361	$729,784	$550,333
GAAP gross margin	76.7%	75.6%	76.1%	76.5%
Non-GAAP gross margin	78.7%	78.1%	78.1%	78.6%
Reconciliation of operating expenses:
GAAP sales and marketing	$150,214	$116,033	$433,903	$333,712
Less: Stock-based compensation and related employer payroll taxes	(20,674)	(11,919)	(57,276)	(35,205)
Less: Amortization of acquired intangible assets	(575)	(575)	(1,725)	(1,150)
Less: Acquisition-related and other expenses	—	—	—	(265)
Non-GAAP sales and marketing	$128,965	$103,539	$374,902	$297,092
GAAP research and development	$90,593	$76,432	$261,742	$218,600
Less: Stock-based compensation and related employer payroll taxes	(36,353)	(30,049)	(103,142)	(82,001)
Less: Acquisition-related and other expenses	—	—	—	(3,682)
Non-GAAP research and development	$54,240	$46,383	$158,600	$132,917
GAAP general and administrative	$55,939	$45,372	$157,561	$133,919
Less: Stock-based compensation and related employer payroll taxes	(17,463)	(11,763)	(43,482)	(32,455)
Non-GAAP general and administrative	$38,476	$33,609	$114,079	$101,464
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(39,212)	$(45,947)	$(142,656)	$(150,512)
Add: Stock-based compensation and related employer payroll taxes	76,857	55,888	210,196	155,142
Add: Amortization of acquired intangible assets	4,888	4,889	14,663	10,283
Add: Acquisition-related and other expenses	—	—	—	3,947
Non-GAAP income from operations	$42,533	$14,830	$82,203	$18,860
GAAP operating margin	(11.7)%	(18.1)%	(15.3)%	(21.5)%
Non-GAAP operating margin	12.7%	5.8%	8.8%	2.7%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of interest expense:
GAAP interest expense	$(1,138)	$(1,512)	$(4,803)	$(4,109)
Add: Amortization of debt issuance costs	1,059	1,165	3,529	3,497
Non-GAAP interest expense	$(79)	$(347)	$(1,274)	$(612)
Reconciliation of loss on extinguishment of debt:
GAAP loss on extinguishment of debt	$—	$—	$(50,300)	$—
Add: Loss on extinguishment of debt	—	—	50,300	—
Non-GAAP loss on extinguishment of debt	$—	$—	$—	$—
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$1,254	$1,372	$4,033	$1,576
Income tax effect of non-GAAP adjustments	4,005	296	6,454	2,543
Non-GAAP provision for income taxes	$5,259	$1,668	$10,487	$4,119
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(23,535)	$(42,546)	$(156,084)	$(147,464)
Add: Stock-based compensation and related employer payroll taxes	76,857	55,888	210,196	155,142
Add: Amortization of acquired intangible assets	4,888	4,889	14,663	10,283
Add: Acquisition-related and other expenses	—	—	—	3,947
Add: Amortization of debt issuance costs	1,059	1,165	3,529	3,497
Add: Loss on extinguishment of debt	—	—	50,300	—
Income tax effect of non-GAAP adjustments	(4,005)	(296)	(6,454)	(2,543)
Non-GAAP net income	$55,264	$19,100	$116,150	$22,862

GAAP net loss per share, basic	$(0.07)	$(0.13)	$(0.47)	$(0.45)

GAAP net loss per share, diluted	$(0.07)	$(0.13)	$(0.47)	$(0.45)
Add: Stock-based compensation and related employer payroll taxes	0.23	0.17	0.63	0.48
Add: Amortization of acquired intangible assets	0.01	0.01	0.04	0.03
Add: Acquisition-related and other expenses	—	—	—	0.01
Add: Amortization of debt issuance costs	—	—	0.01	0.01
Add: Loss on extinguishment of debt	—	—	0.15	—
Income tax effect of non-GAAP adjustment	(0.01)	—	(0.02)	(0.01)
Effect of dilutive shares	—	0.01	—	—
Non-GAAP net income per share, diluted(1)(2)	$0.16	$0.06	$0.34	$0.07

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	334,666	326,590	332,600	325,457
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted(2)	351,709	341,151	343,432	341,558
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(2) For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Free cash flow
Net cash provided by operating activities	$68,100	$42,688	$168,965	$45,472
Less: Purchases of property and equipment	(27,291)	(41,896)	(83,580)	(103,461)
Less: Capitalized internal-use software	(5,934)	(5,406)	(16,637)	(15,440)
Free cash flow	$34,875	$(4,614)	$68,748	$(73,429)
Net cash used in investing activities	$(100,229)	$(48,887)	$(84,554)	$(215,740)
Net cash provided by (used in) financing activities	$(34,610)	$1,439	$(201,975)	$(1,672)
Net cash provided by operating activities (percentage of revenue)	20%	17%	18%	6%
Less: Purchases of property and equipment (percentage of revenue)	(8)%	(17)%	(9)%	(14)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(2)%	(2)%	(2)%
Free cash flow margin(1)	10%	(2)%	7%	(10)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of debt issuance costs and loss on extinguishment of debt, which are non-cash expenses, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.